Exhibit 10.2
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 14, 2007 (the “Effective Date”) among SUPERIOR OFFSHORE INTERNATIONAL, INC., a Delaware corporation as successor by merger to Superior Offshore International, L.L.C. (“Borrower”), JPMORGAN CHASE BANK, N.A., for itself, as Lender and as Administrative Agent for the Lenders (in such capacity, the “Agent”).
     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement, dated as of February 27, 2007, as amended by that certain First Amendment to Credit Agreement, dated June 18, 2007 (“First Amendment”) (as further amended, restated or modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower has requested that the Credit Agreement be further amended as set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.
ARTICLE II
Amendments
     Section 2.01 Amendment to Section 2.05(c). Effective as of the Effective Date, Section 2.05(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrower, on behalf of the Revolving Lenders, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to Borrower’s failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute ABR Borrowings. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $2,000,000 at any time, no Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, notwithstanding anything to the contrary in the foregoing, so long as no unwaived (in writing) Event of Default has occurred and is continuing, the Administrative Agent shall make Overadvances in an aggregate amount not to exceed $7,500,000 at any time for a period of time beginning on August 14, 2007 until the earlier of (i) September 14, 2007 and (ii) the date that the Export-Import Bank of the United States has guaranteed certain foreign accounts receivable for the benefit of the Lenders under a transaction specific revolving loan facility in an amount not less than $7,500,000 (such period of time, the “Permitted Overadvance Period”); provided, further, the Required Lenders may at any time (other than during the Permitted Overadvance Period) revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.”
     Section 2.02 Amendment to Section 6.17(a). Effective as of the Effective Date, Section 6.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, determined for any period of four consecutive fiscal quarters to be less than 1.2 to 1.0 as of the end of each fiscal quarter; provided, however, that for the quarter ending September 30, 2007 such ratio shall not be less than 0.80:1.0.”
ARTICLE III
Conditions Precedent
     Section 3.01 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (such date on which such conditions are satisfied being the “Effective Date”), unless specifically waived by Agent and Lenders.
     (a) Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, duly authorized, executed and delivered by the parties thereto, and in form and substance reasonably satisfactory to Agent and Lenders:
     (i) this Amendment;
     (ii) such additional documents, instruments and information as Agent or Lenders or their legal counsel may reasonably request.

     (b) The representations and warranties contained in the Credit Agreement and/or in the other Loan Documents in each case, as Modified hereby (herein defined) and as contained herein shall be true and correct as of the Effective Date as if made on such date, except to the extent such representations and warranties (i) relate to any matter with respect to which written notice has been given to Agent and/or Lenders by Loan Parties pursuant to and in accordance with the Credit Agreement or (ii) which by their terms expressly speak as of an earlier date;
     (c) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent, Lenders and their legal counsel; and
     (d) Agent shall have received a fee in the amount of $150,000, which shall be fully earned, nonrefundable and payable on the Effective Date.
     Section 3.02 The term “Modified” as used herein shall mean and include expressly amended or modified, as the case may be, and shall include correlative meanings thereof; provided however, for the avoidance of doubt, the term “Modified” shall not include any waivers that are subsequently terminated and of no longer of any force and effect pursuant to the terms hereof.
ARTICLE IV
No Waiver
     Section 4.01 No Waiver. Except as specifically set forth herein, nothing contained in this Amendment or any other communication between Agent and Borrower will be a waiver of any present or future violation, Default or Event of Default under the Credit Agreement or any other agreement executed in connection therewith (the “Other Agreements”), including, without limitation, any present or future Default or Event of Default arising under Section 6.17(a) and Section 5.01(c) of the Credit Agreement. Nothing contained in this Amendment or any other communication between Agent and Borrower will directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect Agent’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Other Agreements, (ii) except as set forth herein, amend or alter any provision of the Credit Agreement or any Other Agreement or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower under the Credit Agreement or any Other Agreement or any right, privilege or remedy of Agent under the Credit Agreement or any Other Agreement or any other contract or instrument.
ARTICLE V
Ratifications, Representations and Warranties
     Section 5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as Modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are each ratified and confirmed and shall continue in full force and effect. Additionally, Borrower hereby ratifies and confirms its agreements under the Credit Agreement and the other Loan Documents, in each case as Modified hereby, as of each of the date hereof, the Effective Date. Borrower hereby agrees that all Liens and security interests securing payment of the Obligations are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations, as the same may have been Modified by this Amendment and the documents executed in connection herewith, in each case as of each of the Effective Date.
     Section 5.02 Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders as of the date hereof and the Effective Date that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the certificate/articles of incorporation or other analogous formation documents of the Borrower (ii) the representations and warranties contained in the Credit Agreement, and any other Loan Document, in each case as Modified hereby, are true and correct on and as of the date hereof and as of the Effective Date as though made on and as of such date, except to the extent any such representations and warranties (A) relate to any matter with respect to which written notice has been provided by the Borrower pursuant to and in accordance with the Credit Agreement or (B) which by their terms expressly speak as of an earlier date, (iii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or the Loan Documents, each as Modified hereby, (iv) Borrower has not amended its certificate/articles of incorporation or other analogous formation document or bylaws or other analogous charter or organizational documents after April 18, 2007.
ARTICLE VI
Miscellaneous
     Section 6.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, in each case, as Modified hereby, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.
     Section 6.02 Reference to Credit Agreement; Obligations. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, are hereby amended so that any reference in such Loan Documents to the Credit Agreement or any other Loan Documents shall mean a reference to the Credit Agreement or such other Loan Document, in each case as Modified hereby. Borrower acknowledges and agrees that its obligations under this Amendment and the Credit Agreement, as amended hereby, constitute “Obligations” as defined in the Credit Agreement and as used in the Loan Documents.

     Section 6.03 Expenses. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement or any other Loan Document, in each case as Modified hereby.
     Section 6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.
     Section 6.05 APPLICABLE LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     Section 6.06 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.
     Section 6.07 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     Section 6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 6.09 Release. BORROWER ACKNOWLEDGES THAT, BASED ON THE FACTS AND CIRCUMSTANCES KNOWN TO BORROWER AS OF THE DATE HEREOF, IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER RESULTING FROM THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND LENDER, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS,

EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, IN EACH CASE, TO THE EXTENT (A) KNOWN, ANTICIPATED OR SUSPECTED BY BORROWER AS OF THE DATE HEREOF AND (B) RESULTING FROM THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW HAVE AGAINST AGENT AND ANY LENDER, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
     Section 6.10 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

     IN WITNESS WHEREOF, this Amendment has been executed on the Effective Date.

BORROWER: SUPERIOR OFFSHORE INTERNATIONAL, INC.
By:	/s/ Roger D. Burks
	Name:	Roger D. Burks
	Title:	Chief Financial Officer

AGENT: JPMORGAN CHASE BANK, N.A. Individually, as Administrative Agent and Lender
By:	/s/ Christy West
	Name:	Christy West
	Title:	Vice President